Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Exhibit 10.50
May 5, 2008
Mr. Mark Foster
[* * *]
Re: Status Change
Dear Mark:
This letter agreement (this “Agreement”) confirms and sets forth the terms of your change of status with Neustar, Inc. (the “Company”), effective on May 7, 2008 (the “Status Change Date”), from a full-time employee to consultant (the “Status Change”). The terms of your consultancy will be set forth in a separate agreement to be entered into between you and the Company on or prior to the Status Change Date (the “Consulting Agreement”).
1. Prior to the Status Change Date you will remain a full-time employee of the Company in your current capacity and with the same duties and responsibilities you currently have, subject to the instructions and directions of the Company. You acknowledge that you will cooperate as reasonably requested by the Company to facilitate an orderly transition of your employment duties.
2. You hereby acknowledge and agree that as of the Status Change Date, the Employment Continuation Agreement between you and the Company dated April 8, 2004 shall terminate and be of no further force and effect and that you shall have no rights to any severance or termination payments, or any other compensation or benefits thereunder, on account of the Status Change.
3. The Status Change shall not constitute a termination of your service with the Company with respect to awards granted to you under the NeuStar, Inc. 1999 Equity Incentive Plan or the NeuStar, Inc. 2005 Stock Incentive Plan. Accordingly, all awards outstanding as of the Status Change Date shall continue to vest, be exercisable, or be forfeited in accordance with the terms and conditions of the applicable plan and award agreement.
4. Notwithstanding Paragraph 3 above, you hereby acknowledge that the Status Change Date is the termination date of your employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company, including without limitation the NeuStar, Inc. 2007 Key Employee Severance Pay Plan (the “Severance Plan”), and that as of the Status Change Date you shall only be entitled to receive from the Company: (a) any earned but unpaid base salary through the Status Change Date, paid in accordance with the Company’s standard payroll practices; (b) reimbursement for any unreimbursed business expenses properly incurred by you through the Status Change Date in accordance with Company policy; (c) payment for any accrued but unused vacation time (PTO) through the Status Change Date in accordance with Company policy; and (d) such vested accrued benefits, and other payments, if any, as to which you may be entitled under, and in accordance with the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Status Change Date. For the avoidance of doubt, you hereby acknowledge and agree that you are not entitled to receive any payments or benefits under the Severance Plan as a result of the Status Change.
5. Subject to your (a) timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) with respect to the Company’s group health insurance plans in which you participated immediately prior to the Status Change Date (“COBRA Continuation Coverage”), and (b) payment of premiums for such plans, the Company shall provide COBRA Continuation Coverage for you and your eligible dependents currently covered under such plans and shall reimburse a portion of the premiums for such plans (corresponding to the portion of such premiums the Company pays for its active employees, up to a maximum of $11,000 per year) until the earlier of (i) you or your eligible dependents, as the case may be, ceasing to be eligible under COBRA or the applicable underlying plan, and (ii) 18 months following the Status Change Date.
6. You hereby agree that on or prior to the Status Change Date you will enter into an Agreement Respecting Noncompetition and Nonsolicitation with the Company in the form attached hereto as Exhibit A.
7. You hereby agree that you will notify the Company at least 10 days prior to commencing any other employment or material consulting activities. If the Company in good faith determines that such activities will materially interfere with your ability to timely and adequately perform your services hereunder (or thereafter they so interfere), the Company will notify you. The Company may terminate your employment or consultancy hereunder if you perform such activities (or do not cease such activities within 10 days) after being so notified.
8. Miscellaneous.
     (a) Entire Agreement. This Agreement, together with the Consulting Agreement, contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between you and the Company with respect thereto.
     (b) Amendment; Waiver. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.
     (c) Assignment. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by you. As used in the Agreement, the “Company” shall mean both the Company as defined above and any successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
     (d) Withholding. The Company may withhold from any amounts payable to you hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.
     (e) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
     (f) Severability. All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.
     (g) Legal Representation. You acknowledge and confirm that you have had the opportunity to seek such legal, financial and other advice and representation as you have deemed appropriate in connection with this Agreement.
     (h) Counterparts. This Agreement may be executed in several counterparts (including via facsimile or PDF), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     (i) Acceptance of Agreement. You may accept this Agreement by signing it and returning it to Doug Arnold, Senior Vice President — Human Resources, NeuStar, Inc., 46000 Center Oak Plaza, Sterling, VA 20166, to be received not later than 5 p.m. on May 6, 2008.

NEUSTAR, INC.

By:	/s/ Jeffrey A. Babka

Name: Jeffrey A. Babka
Title: Senior Vice President and Chief
Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Mark Foster Mark Foster

Date: May 6, 2008

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Exhibit A
AGREEMENT RESPECTING
NONCOMPETITION AND NONSOLICITATION
     This AGREEMENT RESPECTING NONCOMPETITION AND NONSOLICITATION (this “Agreement”) is entered into this 5th day of May 2008, by and between Mark Foster (“Foster”) and NeuStar, Inc. (together with its affiliates and successors, “NeuStar”) (hereinafter collectively referred to as “the Parties”).
     WHEREAS, Foster has been employed by NeuStar since November 1999 and has entered into a Status Change Agreement, dated May 5, 2008, whereby he will become a consultant of NeuStar on May 7, 2008 (the “Status Change Date”);
     NOW, THEREFORE, in consideration of the compensation and benefits to be provided to Foster by NeuStar as an employee through the Status Change Date and as a consultant on and after the Status Change Date, and the mutual covenants described below, the Parties agree as follows:
     1. Noncompetition. Foster acknowledges that his employment with NeuStar has created a relationship of confidence and trust between Foster and NeuStar. During the term of Foster’s employment, Foster has obtained Confidential Information (within the meaning of Paragraph 3) with regard to NeuStar, its officers, directors and employees and/or its clients, customers and vendors and has obtained contacts, training and experience. Foster acknowledges and agrees that there is a substantial probability that such Confidential Information, contacts, training and experience could be used to the substantial advantage of a competitor of NeuStar and/or to NeuStar’s substantial detriment. Therefore, in consideration for Foster’s continued employment through the Status Change Date and his retention as a consultant on and after the Status Change Date, Foster agrees that during his employment and consultancy with NeuStar and prior to the date which is the later of (a) 18 months after the Status Change Date or (b) 12 months after the termination of Foster’s consultancy with NeuStar, with respect to any state or country in which NeuStar engaged in business during Foster’s employment or consultancy term, Foster shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation, or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business competitive with a business undertaken by NeuStar or by Foster in relation to his work for NeuStar at any time during Foster’s employment or consultancy term. For purposes of this paragraph, such business shall include but not be limited to the activities of numbering, number management, internet domains, web performance and network monitoring, communication registries, and infrastructure services relating to mobile data and messaging.
     Nowithstanding the foregoing, nothing herein shall prohibit Foster from being employed by, or holding a passive or indirect equity ownership in, any person or entity that has operations that compete with NeuStar so long as Foster does not personally participate in the management of, or provide strategic advice to, the operations of such person or entity that compete with NeuStar.
     2. Nonsolicitation. Foster agrees that during his employment and consultancy with NeuStar and for 18 months thereafter, Foster shall not engage in Solicitation, whether for

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
Foster’s own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than NeuStar). “Solicitation” means any of the following, or an attempt to do any of the following: (i) recruiting, soliciting or inducing any non-clerical employee or consultant of NeuStar (including, but not limited to, any independent sales representative or organization) to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, NeuStar; (ii) hiring or assisting another person or entity to hire any non-clerical employee or consultant of NeuStar or any person who within 12 months before was such a person; or (iii) soliciting or inducing any person or entity (including any person who within the preceding 12 months was a customer or client of NeuStar) to terminate, suspend, reduce, or diminish in any way its relationship with or prospective relationship with NeuStar. The placement of general classified or “help wanted” advertisements and/or general solicitations to the public at large, and the hiring of any person who responds to such advertisements or solications, shall not constitute a violation of this Paragraph 2 unless Foster’s name is contained in such advertisements or solicitations.
     3. Nondisparagement. Each Party agrees not to issue or communicate, directly or indirectly, any public statement (or statement likely to become public) that disparages, denigrates, maligns or impugns the other Party or its officers, directors, employees, products or services, except truthful responses to legal process or governmental inquiry or by Foster in carrying out his duties for NeuStar.
     4. Consideration. Foster acknowledges and agrees that the covenants provided for in this Agreement, including the term of the restricted period, the range of activities and the geographic area encompassed in such covenants, are reasonable and necessary in order to protect NeuStar in the conduct of its business and the utilization of its assets. Foster agrees that the prohibitions and restrictions in this Agreement will not prevent Foster from earning a livelihood after the termination of his employment and consultancy. Foster further agrees that his continued employment and consultancy, and the compensation and benefits to be provided by NeuStar in connection with such employment and consultancy, are in consideration of his entering into this Agreement.
     5. Interpretation. If any restriction with regard to this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be deemed amended to extend over the maximum period of time, range of activities and/or geographic area to which it may be enforceable.
     6. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
     7. Waiver of Rights. No delay or omission by NeuStar in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by NeuStar on any one occasion is effective only in that instance and will not be construed as a bar to, or waiver of, any right on any other occasion.
     8. Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of NeuStar and are considered by Foster to be

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Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
reasonable for such purpose. Foster agrees that any breach or threatened breach of this Agreement is likely to cause NeuStar substantial and irreparable damage and therefore, in the event of any such breach or threatened breach, Foster agrees that NeuStar, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief. In addition, Foster acknowledges that NeuStar may, in its sole discretion, upon or after termination of Foster’s employment or consultancy with NeuStar, notify any future employer of Foster or other person or entity with which Foster has dealings of his obligations under this Agreement.
     9. Stay of Time. In the event that Foster violates Paragraph 1 or 2 of this Agreement, the running of the time period of such provision so violated shall be automatically suspended on the date of such violation and shall resume on the date such violation permanently ceases.
     10. Assignability. NeuStar may assign this Agreement to any of its affiliates.
     11. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed by and delivered on behalf of Foster and NeuStar.
     12. Governing Law. The parties agree that this Agreement, and all rights and obligations hereunder, shall be deemed to have been made in the Commonwealth of Virginia, shall take effect as an instrument under seal within Virginia, and shall be governed by and construed in accordance with Virginia law, without giving effect to conflict of law principles. Any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its formation or breach, shall be commenced in Virginia in state or federal court, and venue for such actions shall lie exclusively in Virginia. Foster and NeuStar consent to the jurisdiction of such a court.
     13. Signature in Counterparts. This Agreement may be signed in counterparts.
     14. FOSTER ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.
     IN WITNESS WHEREOF, the Parties to this Agreement Respecting Noncompetition and Nonsolicitation have executed this instrument on the date(s) set forth below.

MARK FOSTER

/s/ Mark Foster		Date: May 6, 2008

NEUSTAR, INC.

By:	/s/ Jeffrey A. Babka	Date: 5/5/08
Name: Jeffrey A. Babka
Title: Senior Vice President and Chief Financial Officer

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